Exhibit 10.11

EXECUTIVE FORM

NCS MULTISTAGE HOLDINGS, INC.
2017 Equity Incentive Plan

Stock Option Award Agreement

This Stock Option Award Agreement (this “Agreement”) is made by and between NCS Multistage Holdings, Inc., a Delaware corporation (the “Company”), and [    ] (the “Participant”), effective as of [    ] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS,  the Committee has authorized and approved the grant to the Participant of Stock Options to purchase shares of Common Stock (“Shares”) on the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Stock Options.  The Company has granted to the Participant, effective as of the Date of Grant, the right and option to purchase, on the terms and conditions set forth in the Plan and this Agreement, all or any part of an aggregate of [    ] Shares, subject to adjustment as set forth in the Plan (the “Options”).  The Options are intended to be Nonqualified Stock Options.

2.	Exercise Price. The exercise price of each Option is $[ ] per Share, subject to adjustment as set forth in the Plan (the “Exercise Price”).

3.	Vesting of Options.

(a)

General.  Except as otherwise provided in Section 3(b), [Insert percent or number of awards] of the Options shall vest and become exercisable on each of the first [    ] [(    )] anniversaries of the Date of Grant, subject to the Participant’s continued Service through each applicable vesting date.

(b)

Termination of Service.  Upon the Participant’s termination of Service by the Company or its Subsidiaries without Cause (other than by reason of the Participant’s death or Disability) or the Participant’s resignation from the Company or its Subsidiaries for Good Reason, the Options shall remain outstanding and eligible to vest in accordance with Section 3(a) subject to the Participant’s continued compliance with any applicable restrictive covenants through each vesting date (and shall be exercisable for the 90 days following such vesting); provided that if such termination of Service by the Company or its

Subsidiaries without Cause (other than by reason of the Participant’s death or Disability) or the Participant’s resignation from the Company or its Subsidiaries for Good Reason, in each case within twenty four (24) months following a Change of Control, all unvested Options shall vest.

For purposes of this Agreement, “Good Reason” shall mean either (i) any material diminution in Participant’s responsibilities, authorities, [title, reporting structure] or duties, (ii) any material reduction in Executive’s (x) base salary or (y) target annual bonus opportunity (except in the event of an across the board reduction in base salary or target annual bonus opportunity of up to 10%, applicable to substantially all senior executives of the Company) or (iii) a relocation of Participant’s principal place of employment by more than fifty (50) miles from the location of Participant’s principal place of employment on the Date of Grant and such principal place of employment is more than fifty (50) miles from Participant’s principal residence; provided, that no event described in clause (i), (ii) or (iii) shall constitute Good Reason unless (A) Participant has given the Company written notice of the termination, setting forth the conduct of the Company that is alleged to constitute Good Reason, within sixty (60) days following the occurrence of such event, and (B) Participant has provided the Company at least sixty (60) days following the date on which such notice is provided to cure such conduct and the Company has failed to do so.  Failing such cure, a termination of employment by Participant for Good Reason shall be effective on the day following the expiration of such cure period. Notwithstanding the foregoing, if a Participant is a party to any employment or other agreement governing the provision of services to the Company or any Subsidiary, and such agreement defines “Good Reason” or “Cause” (or term of like import), “Good Reason” or “Cause” shall have the meanings given to such terms (or terms of like import) in such agreement.

4.	Forfeiture; Expiration.

(a)

Termination of Service.  Subject to Section 3(b), any unvested Options will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason.  In the event the Participant’s Service is terminated for Cause, all vested Options will also be forfeited immediately, automatically and without consideration upon such termination for Cause.  Without limiting the generality of the foregoing, the Options and the Shares (and any resulting proceeds) will continue to be subject to Section 13 of the Plan.

(b)	Expiration. Any unexercised Options will expire on the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”), or earlier as provided in Section 5 of this Agreement or in the Plan.

5.

Period of Exercise.  Subject to the provisions of the Plan and this Agreement, including Section 3(b) hereof, the Participant may exercise all or any part of the vested Options at any time prior to the earliest to occur of:

(a)	the Expiration Date;

(b)	the date that is twelve (12) months following termination of the Participant’s Service due to death or Disability;

(c)	the date that is ninety (90) days following termination of the Participant’s Service other than for death, Disability or Cause; or

(d)	the date of termination of the Participant’s Service for Cause.

6.	Exercise of Options

(a)

Notice of Exercise.   Subject to Sections 4 and 5, the Participant or, in the case of the Participant’s death or Disability, the Participant’s representative may exercise all or any part of the vested Options by delivering to the Company at its principal office a  written notice of exercise in the form attached as Exhibit A or any other form that the Committee may permit (such notice, a “Notice of Exercise”).  The Notice of Exercise will be signed by the person exercising the Options.  In the event that the Options are being exercised by the Participant’s representative, the Notice of Exercise will be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Options.   The Participant or the Participant’s representative will deliver to the Committee, at the time of giving the Notice of Exercise, payment in a form permissible under Section 7 for the full amount of the Purchase Price (as defined below) and applicable withholding taxes as provided below.

(b)

Issuance of Shares.   After all requirements with respect to the exercise of the Options have been satisfied, the Committee will cause the Shares as to which the Options have been exercised to be issued (or, in the Committee’s discretion, in un-certificated form, upon the books of the Company’s transfer agent), registered in the name of the person exercising the Options (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).  No fractional Shares shall be delivered. Neither the Company nor the Committee will be liable to the Participant or any other Person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.

(c)

Withholding Requirements.    The Company shall have the power and the right to deduct or withhold automatically from any Shares deliverable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Company, the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement,  or in the sole discretion of the Committee, such greater amount necessary to satisfy the Participant’s expected tax liability, provided that, the withholding of such greater amount does not result in adverse tax or accounting consequences to the Company (collectively, “Withheld Taxes”); provided further, that any obligations to pay Withheld Taxes may be satisfied in the manner in which the Purchase Price is permitted to be paid under Section 7 or any other manner permitted by the Plan.

7.

Payment for Shares.  The “Purchase Price” will be the Exercise Price multiplied by the number of Shares with respect to which Options are being exercised.  All or part of the Purchase Price and any Withheld Taxes may be paid as follows:

(a)	Cash or Check. In cash or by bank certified check.

(b)

Brokered Cashless Exercise.   To the extent permitted by applicable law, from the proceeds of a sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates.  In that case, the Participant will execute  a Notice of Exercise and provide the Plan administrator with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate purchase price and/or Withheld Taxes, as applicable.   To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinate procedures with one or more brokerage firms.

(c)

Net Exercise.   At the sole discretion of the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Options by the number of Shares having a Fair Market Value equal to the amount of the Purchase Price and/or Withheld Taxes, as applicable.

(d)

Surrender of Stock.  In each instance, at the sole discretion of the Committee, by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant free and clear of any restriction or limitation, unless the Committee specifically agrees in writing to accept such Shares subject to such restriction or limitation.  Such Shares will be surrendered to the Company in good form for transfer and will be valued by the Company at their Fair Market Value on the date of the applicable exercise of the Options, or to the extent applicable, on the date the Withheld Taxes are to be determined.  The Participant will not surrender, or attest to the ownership of, Shares in payment of the Purchase Price (or Withheld Taxes) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Options for financial reporting purposes that otherwise would not have been recognized.

8.

Adjustment to Options.  In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Options may be adjusted in accordance with Section 4.5 of the Plan.

9.	Miscellaneous Provisions

(a)

Securities Laws Requirements.   No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the

Shares may be listed, have been fully met.  As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements.  The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

(b)

Rights of a Shareholder of the Company. Neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any Shares subject to the Options until the Participant or the Participant’s representative becomes entitled to receive those Shares by (i) filing a Notice of Exercise, (ii) paying the Purchase Price and Withheld Taxes as provided in this Agreement, and the Company actually receiving those amounts, (iii) the Company issuing those Shares and entering the name of the Participant in the register of shareholders of the Company as the registered holder of those Shares and (iv) satisfying any other conditions as the Committee reasonably requires.

(c)

Transfer Restrictions.  The Shares purchased by exercise of the Options will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(d)

No Right to Continued Service.   Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(e)

Notification.  Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt.  Any notification required by the terms of this Agreement will be given by the Company (x) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(f)

Entire Agreement. This Agreement, the Plan and the employment agreement between the Company and the Participant (if any) constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement, the Plan and the employment agreement between the Company and the Participant (if any) supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(g)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(h)

Successors and Assigns.   The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)

Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(j)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(k)

Choice of Law; Jurisdiction.  This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(l)

Signature in Counterparts.  This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(m)

Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Such on-line or electronic system shall satisfy notification requirements discussed in Section 9(e).

(n)

Acceptance.  The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Options subject to all of the terms and conditions of the Plan and this Agreement.  In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Stock Option Award Agreement as of the dates set forth below.

PARTICIPANT	NCS MULTISTAGE HOLDINGS, INC.

By:

Date:	Date:

Exhibit A

Notice of Exercise

NCS Multistage Holdings, Inc.
19450 State Highway 249, Suite 200

Houston, TX 77070
Attention: Corporate Secretary

Date of Exercise: _________________

Ladies & Gentlemen:

1.Exercise of Options.   This constitutes notice to NCS Multistage Holdings, Inc. (the “Company”) that, pursuant to my NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan Stock Option Award Agreement, dated ___________, 2017 (the “Award Agreement”), I elect to purchase the number of Shares set forth below for the price set forth below.  Capitalized terms used and not otherwise defined in this notice will have the meanings ascribed to those terms in the Award Agreement.  By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Options exercised by this notice and have full power and authority to exercise the Options.

Number of Shares as to which Options are exercised (“Optioned Shares”):
Shares to be issued in name of:
Date of Grant:
Total Purchase Price:

2.Delivery of Payment. With this notice, I hereby deliver to the Company the full exercise price of the Optioned Shares and any and all Withheld Taxes due in connection with the exercise of my Options, subject to satisfaction of the Purchase Price and any and all Withheld Taxes in any other manner consistent with the Award Agreement and the Plan.

3.Rights as Stockholder.   While the Company will endeavor to process this notice in a timely manner, I acknowledge that, until the issuance of the Optioned Shares (or, in the Committee’s discretion, in un-certificated form, upon the books of the Company’s transfer agent) and my satisfaction of any other conditions imposed by the Committee pursuant to the Plan or as

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set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of my Options.   No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

4.Interpretation. Any dispute regarding the interpretation of this notice will be submitted promptly by me or by the Company to the Committee.  The resolution of such a dispute by the Committee will be final and binding on all parties.

Very truly yours,

Signature:

Name:

Address:

Social Security Number:

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